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                                                                  EXHIBIT 23.4

                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Cendant Corporation on Form S-3 of our report dated June 24, 1996, related to the consolidated financial statements of Sierra On-Line Inc., which report appears in the Annual Report on Form 10-K of Cendant Corporation for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Seattle, Washington
March 30, 1998